Exhibit 99.1

Commerce Announces Third Quarter 2026 Financial Results

Total ARR of $357.6 Million, an Increase of 0.5% Versus Prior Year. GMV of $9.0 Billion, an Increase of 14% Versus Prior Year. Operating Cash Flow of $9.4 Million.

AUSTIN, Texas – November 5, 2026 – Commerce.com, Inc. (Nasdaq: CMRC), the open commerce ecosystem built to help merchants win as AI reshapes how customers discover and buy, today announced financial results for its third quarter ended September 30, 2026.

“Our third quarter results reflect another period of disciplined execution, with total ARR of $357.6 million, 14% GMV growth to $9.0 billion, and $9.4 million in operating cash flow,” said Travis Hess, CEO of Commerce. “Just as important, the strategic operating plan we initiated in September is driving greater efficiency and profitability while protecting investments in our highest-impact growth areas: product intelligence, AI-driven agentic commerce and the open architecture merchants need as commerce becomes increasingly distributed. We believe this disciplined approach positions Commerce to deliver stronger merchant outcomes and create long-term value for our customers and shareholders.”

Commerce also announced that Daniel Lentz, Chief Financial Officer and Chief Operating Officer, will depart the Company effective November 13, 2026 to pursue another opportunity. Tyler Duncan, currently Senior Vice President of Finance and Investor Relations, will serve as Interim Chief Financial Officer upon Mr. Lentz's departure. Duncan has led Commerce's financial planning and analysis, financial operations, capital markets, and investor relations functions over the past three years. Other members of the leadership team will assume Mr. Lentz's Chief Operating Officer responsibilities while the Board evaluates candidates for the permanent Chief Financial Officer and Chief Operating Officer roles.

"On behalf of the Board and our leadership team, I want to thank Daniel for his partnership, financial and operational stewardship, and contributions throughout his eight years at Commerce, including guiding our financial and operational strategy through our recent transformation," Hess added. "Tyler has been an integral leader in our finance organization. He has a deep understanding of our business, capital allocation priorities, and the investment community. We are confident he will provide continuity and help drive our next phase of disciplined execution and profitable growth."

Third Quarter Financial Highlights:

•
Total revenue was $84.2 million, down 2.1% compared to the three months ended September 30, 2025.
•
Total annual revenue run-rate (“ARR”) as of September 30, 2026 was $357.6 million, up 0.5% compared to September 30, 2025.
•
Subscription solutions revenue was $64.7 million, up 0.1% compared to the three months ended September 30, 2025.
•
Gross Merchandise Volume (GMV) was $9.0 billion, up 14% compared to the three months ended September 30, 2025.
•
Net Revenue Retention (NRR) was 94.7%, compared to 95.8% in the three months ended June 30, 2026 and 94.5% in the three months ended September 30, 2025.
•
GAAP gross margin was 74%, compared to 78% in the three months ended September 30, 2025.
•
Non-GAAP gross margin was 75%, compared to 79% in the three months ended September 30, 2025.

Other Key Business Metrics

Exhibit 99.1

•
Revenue in the United States declined by 3% compared to the three months ended September 30, 2025.
•
Revenue in EMEA grew by 7% and revenue in APAC declined by 9% compared to the three months ended September 30, 2025.

Income (Loss) from Operations and Non-GAAP Operating Income

•
GAAP loss from operations was ($1.8) million, compared to ($0.4) million in the three months ended September 30, 2025.
•
Non-GAAP operating income was $8.0 million, compared to $8.0 million in the three months ended September 30, 2025.
•
Non-GAAP operating margin was 9.5%, compared to 9.3% in the three months ended September 30, 2025.

GAAP Net Income (Loss), Non-GAAP Net Income and Earnings Per Share

•
GAAP net loss was ($3.2) million, compared to ($2.2) million in the three months ended September 30, 2025.
•
Non-GAAP net income was $6.6 million or 8% of revenue, compared to $6.2 million or 7% of revenue in the three months ended September 30, 2025.
•
GAAP basic net loss per share was ($0.04) based on 83.0 million weighted average shares outstanding, compared to ($0.03) based on 80.8 million weighted average shares outstanding in the three months ended September 30, 2025.
•
Non-GAAP basic net income per share was $0.08 based on 83.0 million weighted average shares outstanding, compared to $0.08 based on 80.8 million weighted average shares outstanding in the three months ended September 30, 2025.
•
Non-GAAP diluted net income per share was $0.08 based on 83.3 million dilutive shares, compared to $0.08 based on 81.3 million dilutive shares in the three months ended September 30, 2025.

Adjusted EBITDA

•
Adjusted EBITDA was $9.9 million, compared to $8.8 million in the three months ended September 30, 2025.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $162.8 million as of September 30, 2026.
•
For the three months ended September 30, 2026, net cash provided by operating activities was $9.4 million, compared to $10.6 million provided by operating activities for the same period in 2025.
•
Free cash flow of $5.7 million in the three months ended September 30, 2026, compared to $7.6 million in the three months ended September 30, 2025.

Business Highlights:

Corporate Highlights

Exhibit 99.1

•
In August, Emily Harnish joined Commerce as its Chief Marketing Officer. Emily has over 25 years of experience leading brand, demand generation, and go-to-market strategy for companies ranging from high-growth technology firms to Fortune 500 corporations.
•
In September, the Company announced a strategic operating plan designed to reduce costs and materially increase profitability and free cash flow. The plan, currently underway, increases efficiency while protecting investments in the products and capabilities that will drive future growth.
•
In September, Commerce announced Feedonomics Enrichment and BigCommerce Catalog Enrichment. These new capabilities help B2C and B2B merchants transform their catalogs into richer, AI-ready product intelligence at scale. The new enrichment capabilities form the cornerstone of Commerce’s agentic commerce solutions, a growing collection of products and capabilities designed to help merchants prepare their product data for agent-powered discovery, connect AI tools securely to their businesses and enable new shopping and store management experiences.
•
In October, the Company announced a partnership with Cloudflare that lets AI agents in a customer’s web browser search, compare and shop directly on BigCommerce merchants’ online stores with no setup required. The new functionality is turned on by default for eligible BigCommerce merchants.
•
In October, Commerce was recognized as a Challenger in the 2026 Gartner Magic Quadrant for Digital Commerce Platforms, marking the Company’s seventh consecutive year of recognition in the report.
•
Earlier this week, the Company announced that U.S. brands and retailers using Feedonomics now have early access to Amazon Shop Direct, an AI-powered program that helps shoppers find and buy products from stores across the web, directly from Amazon.com or the Amazon shopping app.

Customer Highlights

•
Bici Escapa, a multi-brand Spanish bicycle retailer and part of the Quadis Automotive group, migrated to BigCommerce B2B Edition on a Stencil build, delivered by agency Sinapsis. The launch spans seven storefronts across Spain, France, Germany, Italy, Portugal, a global English site and a tax-free channel, with Kit Builder Interactive powering bike configuration and bundling alongside payments via Stripe, PayPal, Klarna and a custom Cetelem app.
•
Simply Thank You, a UK gifting and hamper retailer, launched a new headless Catalyst and Makeswift storefront with B2B Edition, built in-house. They are supporting custom functionality including build-your-own hamper, gift card personalization and a delivery date selector, with Patchworks integrating their PRIAM back-end and payments through Stripe, plus BACS for B2B accounts.
•
Valley Vet Supply, a U.S. veterinary-founded retailer of pet and livestock supplies, migrated from a legacy platform to BigCommerce, delivered by partner Wasserman. Key integrations include Cloudflare O2O, Chase Orbital with OrderGroove, Vertex Tax, Celigo and Searchspring.
•
RatioParts, a German B2B distributor of spare parts for garden machinery, forestry equipment and small engines, launched on BigCommerce B2B Edition using Multi-Storefront across four German, English, French and Dutch storefronts, delivered by agency Unit-M.

Q4 and 2026 Financial Outlook:

For the fourth quarter of 2026, we currently expect:

•
Total revenue between $83.4 million and $86.4 million.
•
Non-GAAP operating income between $6.8 million and $8.8 million.

For the full year 2026, we currently expect:

•
Total revenue between $339.0 million and $342.0 million.

Exhibit 99.1

•
Non-GAAP operating income between $35.3 million and $37.3 million.

Our fourth quarter and 2026 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for GAAP income (loss) from operations, the most directly comparable GAAP measure to Non-GAAP operating income, and similarly cannot provide a reconciliation between our forecasted Non-GAAP operating income and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. We also do not provide guidance on Cash Flows from Operating Activities. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

In addition, we have provided a target of full-year Non-GAAP operating margin of at least 20% beginning in 2027 and estimated annualized Non-GAAP operating cost reductions of $60 million to $80 million under our strategic operating plan. A reconciliation of these forward-looking Non-GAAP measures to the most directly comparable GAAP measures is not available without unreasonable efforts due to the inherent difficulty of forecasting the timing and amount of stock-based compensation expense, restructuring charges and other excluded items, which could be material to our GAAP results. Accordingly, we are relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K.

Conference Call Information

The financial results and business highlights will be discussed on a conference call and webcast scheduled at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, November 5, 2026. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call can be accessed from Commerce’s investor relations website at http://investors.commerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, November 12, 2026, a telephone replay will be available by dialing (855) 669-9658 from the United States, or (412) 317-0088 internationally with conference ID 4266677. A webcast replay will also be available at http://investors.commerce.com for 12 months.

About Commerce

Commerce (Nasdaq: CMRC) empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Dell, Harvey Nichols, King Arthur Baking Co., Mizuno, Pacsun, Perry Ellis, Skechers, SportsShoes and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit www.commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy”, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and fiscal 2026 financial outlook, our 2027

Exhibit 99.1

financial targets, expected cost savings and restructuring charges under our strategic operating plan, our share repurchase program, our leadership transition, and our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the anticipated benefits and opportunities related to our 2025 realignment and 2026 strategic operating plan and related restructuring initiatives may not be realized or may take longer to realize than expected, the departure of our Chief Financial Officer and Chief Operating Officer and related leadership transition may disrupt our business, our ability to pay the interest and principal on our indebtedness depends upon cash flows generated by our operating performance, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce.com, Inc. at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce.com, Inc. assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Gross Merchandise Volume (GMV)

Exhibit 99.1

Gross Merchandise Volume (“GMV”) represents the total dollar value of completed checkout transactions facilitated through the Commerce platform during the reporting period, including shipping and taxes. GMV is reported on a gross basis before deducting refunds or discounts. GMV is not a measure of revenue.

Net Revenue Retention (NRR)

Net Revenue Retention (“NRR”) measures our ability to retain and expand revenue from existing customers over time. NRR is calculated by dividing total billings and allocated partner revenue from a cohort of customers during the trailing twelve-month period by the total billings and allocated partner revenue from the same customer cohort in the corresponding prior-year period. NRR reflects the impact of customer expansion and contraction and excludes revenue from customers added after the prior twelve-month period.

Adjusted EBITDA

We define Adjusted EBITDA as our GAAP net income (loss), excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, depreciation, gain on convertible note extinguishment, interest income, interest expense, other expense, and our provision for income taxes. Acquisition-related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, contract costs, accelerated depreciation, professional services costs, and other related costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net income (loss).

Non-GAAP Operating Income

We define Non-GAAP operating income as our GAAP income (loss) from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our income (loss) from operations.

Non-GAAP Net Income

We define Non-GAAP net income as our GAAP net income (loss), excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, and gain on convertible note extinguishment. The most directly comparable GAAP measure is our net income (loss).

Non-GAAP Basic and Diluted Net Income per Share

We define Non-GAAP basic and diluted net income (loss) per share as our Non-GAAP net income, defined above, divided by our basic and diluted GAAP weighted average shares outstanding, respectively. The most directly comparable GAAP measures are our basic, and diluted net income (loss) per share.

Free Cash Flow

Exhibit 99.1

We define free cash flow as net cash provided by operating activities, less purchases of capitalized internal-use software, leasehold improvements, and property and equipment, collectively referred to as capital expenditures, and cash paid for website domain name. The most directly comparable GAAP measure is net cash provided by operating activities.

BigCommerce®, the Commerce logo, and other brands are the trademarks or registered trademarks of Commerce.com Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@commerce.com InvestorRelations@commerce.com

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$92,545	$44,258
Restricted cash	1,164	1,905
Marketable securities	69,093	96,838
Accounts receivable, net	47,754	49,967
Prepaid expenses and other assets, net	18,068	15,349
Deferred commissions	4,556	6,045
Total current assets	233,180	214,362
Property and equipment, net	21,140	13,983
Operating lease, right-of-use-assets	5,342	7,090
Prepaid expenses and other assets, net of current portion	5,746	6,677
Deferred commissions, net of current portion	2,987	3,466
Intangible assets, net	6,952	11,286
Goodwill	51,927	51,927
Total assets	$327,274	$308,791
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,645	$9,870
Accrued liabilities	3,086	4,787
Deferred revenue	68,828	59,576
Convertible notes	4,060	4,037
Operating lease liabilities	1,987	1,576
Other liabilities	30,947	28,340
Total current liabilities	115,553	108,186
Convertible notes, net of current portion - related party	152,230	153,012
Operating lease liabilities, net of current portion	5,770	6,892
Other liabilities, net of current portion	1,395	1,347
Total liabilities	274,948	269,437
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	691,922	680,153
Accumulated other comprehensive income (loss)	(190)	224
Accumulated deficit	(639,413)	(641,030)
Total stockholders’ equity	52,326	39,354
Total liabilities and stockholders’ equity	$327,274	$308,791

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$84,245	$86,029	$255,598	$252,832
Cost of revenue (1)	21,851	18,595	63,024	53,318
Gross profit	62,394	67,434	192,574	199,514
Operating expenses:
Sales and marketing(1)	25,644	36,281	79,350	101,718
Research and development(1)	19,389	17,464	55,096	54,980
General and administrative(1)	13,791	12,141	42,189	41,640
Amortization of intangible assets	1,352	1,900	4,334	6,755
Acquisition related costs	0	0	0	444
Restructuring charges	4,021	83	4,936	3,609
Total operating expenses	64,197	67,869	185,905	209,146
Income (loss) from operations	(1,803)	(435)	6,669	(9,632)
Gain on convertible note extinguishment	0	0	0	3,931
Interest income	1,316	1,184	3,717	3,655
Interest expense	(2,490)	(2,478)	(7,463)	(7,543)
Other expense	(145)	(302)	(558)	(432)
Income (loss) before provision for income taxes	(3,122)	(2,031)	2,365	(10,021)
Provision for income taxes	(92)	(212)	(748)	(957)
Net income (loss)	$(3,214)	$(2,243)	$1,617	$(10,978)
Basic net income (loss) per share	$(0.04)	$(0.03)	$0.02	$(0.14)
Diluted net income (loss) per share	$(0.04)	$(0.03)	$0.02	$(0.14)
Shares used to compute basic net income (loss) per share	82,954	80,756	82,545	79,911
Shares used to compute diluted net income (loss) per share	82,954	80,756	82,791	79,911

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cost of revenue	$409	$577	$1,355	$2,043
Sales and marketing	741	1,718	1,547	5,313
Research and development	1,332	2,046	4,201	7,828
General and administrative	1,932	2,104	5,497	4,005

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Cash flows from operating activities
Net income (loss)	$(3,214)	$(2,243)	$1,617	$(10,978)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	3,367	2,725	9,268	10,851
Amortization of discount on convertible notes	190	167	542	519
Amortization of premium on convertible notes	(440)	(414)	(1,300)	(1,224)
Accretion on marketable securities, net	(269)	0	(1,136)	0
Stock-based compensation expense	4,327	6,327	12,333	18,772
Provision for expected credit losses	816	(229)	2,540	2,299
Gain on convertible notes extinguishment	0	0	0	(3,931)
Real estate and software contract restructuring costs	773	0	773	0
Changes in operating assets and liabilities:
Accounts receivable	3,333	3,740	(130)	(2,245)
Prepaid expenses and other assets	(1,789)	(3,359)	(1,900)	(6,284)
Deferred commissions	(6)	1,158	1,968	3,840
Accounts payable	(2,662)	1,012	(2,722)	2,134
Accrued and other liabilities	5,869	(1,772)	1,725	(1,831)
Deferred revenue	(931)	3,441	9,252	12,589
Net cash provided by operating activities	9,364	10,553	32,830	24,511
Cash flows from investing activities:
Cash paid for website domain name	0	0	0	(2,444)
Purchase of capitalized internal-use software, leasehold improvements, and property and equipment	(3,628)	(2,967)	(12,955)	(5,443)
Maturity of marketable securities	30,000	40,500	73,000	82,079
Purchase of marketable securities	0	(44,329)	(44,765)	(84,846)
Net cash provided by (used in) investing activities	26,372	(6,796)	15,280	(10,654)
Cash flows from financing activities:
Proceeds from exercise of stock options	4	440	556	3,509
Taxes paid related to net share settlement of equity awards	(360)	(550)	(1,120)	(1,901)
Payment of convertible note issuance costs	0	0	0	(217)
Repayment of convertible notes and financing obligation	0	0	0	(54,528)
Net cash used in financing activities	(356)	(110)	(564)	(53,137)
Net change in cash and cash equivalents and restricted cash	35,380	3,647	47,546	(39,280)
Cash and cash equivalents and restricted cash, beginning of period	58,329	47,429	46,163	90,356
Cash and cash equivalents and restricted cash, end of period	$93,709	$51,076	$93,709	$51,076
Supplemental cash flow information:
Cash paid for interest	$0	$0	$5	$0
Cash paid for interest - related party	$0	$0	$5,625	$5,685
Noncash investing and financing activities:
Capital additions, accrued but not paid	$664	$805	$664	$805
Right-of-use asset obtained in exchange for new operating lease liability	$0	$698	$0	$6,213

Exhibit 99.1

Commerce.com, Inc.

Disaggregation of Revenue

Disaggregated Revenue:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Subscription solutions	$64,740	$64,703	$191,544	$190,473
Partner and services	19,505	21,326	64,054	62,359
Revenue	$84,245	$86,029	$255,598	$252,832

Revenue by Geography:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Revenue:
United States	$63,522	$65,199	$193,032	$192,019
EMEA	11,331	10,597	33,778	30,566
APAC	5,673	6,220	17,487	18,373
Rest of World	3,719	4,013	11,301	11,874
Revenue	$84,245	$86,029	$255,598	$252,832

Exhibit 99.1

Commerce.com, Inc

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of Income (loss) from operations to Non-GAAP operating income:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

Income (loss) from operations	$(1,803)	$(435)	$6,669	$(9,632)
Plus:
Stock-based compensation expense and associated payroll tax costs	4,414	6,445	12,600	19,189
Amortization of intangible assets	1,352	1,900	4,334	6,755
Acquisition related costs	0	0	0	444
Restructuring charges	4,021	83	4,936	3,609
Non-GAAP operating income	$7,984	$7,993	$28,539	$20,365
Non-GAAP operating income as a percentage of revenue	9.5%	9.3%	11.2%	8.1%

Reconciliation of net income (loss) & basic net income (loss) per share to Non-GAAP net income & Non-GAAP basic and diluted net income per share:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

Net income (loss)	$(3,214)	$(2,243)	$1,617	$(10,978)
Plus:
Stock-based compensation expense and associated payroll tax costs	4,414	6,445	12,600	19,189
Amortization of intangible assets	1,352	1,900	4,334	6,755
Acquisition related costs	0	0	0	444
Restructuring charges	4,021	83	4,936	3,609
Gain on convertible notes extinguishment	0	0	0	(3,931)
Non-GAAP net income	$6,573	$6,185	$23,487	$15,088
Basic net income (loss) per share	$(0.04)	$(0.03)	$0.02	$(0.14)
Non-GAAP basic net income per share	$0.08	$0.08	$0.28	$0.19
Non-GAAP diluted net income per share	$0.08	$0.08	$0.28	$0.19
Shares used to compute basic income (loss) per share and basic Non-GAAP net income per share	82,954	80,756	82,545	79,911
Shares used to compute diluted Non-GAAP net income per share	83,260	81,311	82,791	80,901
Non-GAAP net income as a percentage of revenue	7.8%	7.2%	9.2%	6.0%

Exhibit 99.1

Reconciliation of net income (loss) to adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

Net income (loss)	$(3,214)	$(2,243)	$1,617	$(10,978)
Plus:
Stock-based compensation expense and associated payroll tax costs	4,414	6,445	12,600	19,189
Amortization of intangible assets	1,352	1,900	4,334	6,755
Acquisition related costs	0	0	0	444
Restructuring charges	4,021	83	4,936	3,609
Depreciation	1,868	825	4,787	3,015
Gain on convertible notes extinguishment	0	0	0	(3,931)
Interest income	(1,316)	(1,184)	(3,717)	(3,655)
Interest expense	2,490	2,478	7,463	7,543
Other expenses	145	302	558	432
Provision for income taxes	92	212	748	957
Adjusted EBITDA	$9,852	$8,818	$33,326	$23,380
Adjusted EBITDA as a percentage of revenue	11.7%	10.3%	13.0%	9.2%

Reconciliation of Cost of revenue to Non-GAAP cost of revenue:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

Cost of revenue	$21,851	$18,595	$63,024	$53,318
Less:
Stock-based compensation expense and associated payroll tax costs	409	577	1,355	2,043
Non-GAAP cost of revenue	$21,442	$18,018	$61,669	$51,275
As a percentage of revenue	25.5%	20.9%	24.1%	20.3%

Exhibit 99.1

Reconciliation of Sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

Sales and marketing	$25,644	$36,281	$79,350	$101,718
Less:
Stock-based compensation expense and associated payroll tax costs	741	1,718	1,547	5,313
Non-GAAP sales and marketing	$24,903	$34,563	$77,803	$96,405
As a percentage of revenue	29.6%	40.2%	30.4%	38.1%

Reconciliation of Research and development expense to Non-GAAP research and development expense:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

Research and development	$19,389	$17,464	$55,096	$54,980
Less:
Stock-based compensation expense and associated payroll tax costs	1,332	2,046	4,201	7,828
Non-GAAP research and development	$18,057	$15,418	$50,895	$47,152
As a percentage of revenue	21.4%	17.9%	19.9%	18.6%

Reconciliation of General and administrative expense to Non-GAAP general and administrative expense:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Revenue	$84,245	$86,029	$255,598	$252,832

General and administrative	$13,791	$12,141	$42,189	$41,640
Less:
Stock-based compensation expense and associated payroll tax costs	1,932	2,104	5,497	4,005
Non-GAAP general and administrative	$11,859	$10,037	$36,692	$37,635
As a percentage of revenue	14.1%	11.7%	14.4%	14.9%

Exhibit 99.1

Reconciliation of net cash provided by operating activities to free cash flow:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
(in thousands)
Net cash provided by operating activities	$9,364	$10,553	$32,830	$24,511
Cash paid for website domain name	0	0	0	(2,444)
Purchase of capitalized internal-use software, leasehold improvements, and property and equipment	(3,628)	(2,967)	(12,955)	(5,443)
Free cash flow	$5,736	$7,586	$19,875	$16,624

Annual revenue run-rate (ARR) as of:

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total ARR	$357,578	$360,525	$359,827	$359,136	$355,716

Gross Merchandise Volume (GMV) for the three months ended:

(in millions)	Three months ended	Sequential % Change
September 30, 2026	$9,023	2.8%
June 30, 2026	8,779	6.3
March 31, 2026	8,257	(6.7)
December 31, 2025	8,852	12.0
September 30, 2025	7,901	2.6

Net Revenue Retention (NRR) for the twelve months trailing as of:

	Trailing twelve months as of	Sequential % Change
September 30, 2026	94.7%	(1.1)%
June 30, 2026	95.8	0.4
March 31, 2026	95.4	0.2
December 31, 2025	95.2	0.7
September 30, 2025	94.5	0.0

Subscription annual revenue run-rate as of:

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Subscription ARR	$269,158	$270,284	$270,191	$272,411	$268,617